Exhibit 99.1

Modiv Inc. Announces Pricing of a Public Offering of Common Stock

NEWPORT BEACH, CA  (February 10, 2022) – Modiv Inc. (“Modiv”), an internally managed real estate investment trust that acquires, owns and manages single-tenant net-lease industrial, retail and office real estate with a focus on strategically important and mission critical properties, today announced the pricing of an underwritten public offering of 40,000 shares of its Class C Common Stock at a price to the public of $25.00 per share. The shares of Class C Common Stock are expected to begin trading on February 11, 2022, on the New York Stock Exchange (“NYSE”) under the ticker symbol “MDV,” and the closing of the offering is expected to occur on February 15, 2022, subject to customary closing conditions. The purpose of this offering is to facilitate the listing of Modiv’s Class C Common Stock previously raised via crowdfunding technology.

Upon completion of the offering, Modiv will have 7,561,211 shares of Class C Common Stock outstanding that will be freely tradeable after the listing, including 63,921 shares of its Class S Common Stock that will automatically convert into Class C Common Stock upon the listing. Also, in connection with the listing of the Class C Common Stock, the ticker symbol for shares of Modiv’s Series A Preferred Stock will be changed from “MDVA” to “MDV.PRA”.

The bookrunning manager for the offering is B. Riley Securities, Inc.

This offering is being made only by means of a prospectus. Copies of the final prospectus relating to these securities, when available, may be obtained from B. Riley Securities, Inc. You should direct any requests to B. Riley Securities, Inc., Attention: Prospectus Department, 1300 17th Street North, Suite 1300, Arlington, Virginia 22209, by telephone at (703) 312-9580 or by email at prospectuses@brileyfin.com. You may also obtain a copy of the prospectus and other documents the Company has filed with the SEC for free by visiting the Securities and Exchange Commission (“SEC”) website at http://www.sec.gov.

A registration statement relating to these securities was declared effective by the SEC on February 10, 2022. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Modiv

Modiv Inc. is a public REIT that acquires, owns and manages single-tenant net-lease industrial, retail and office real estate throughout the United States, with a focus on strategically important and mission critical properties. Driven by innovation, an investor-first focus and an experienced management team, Modiv leveraged crowdfunding technology to create a $500 million real estate fund comprising 2.3 million square feet of income-producing real estate.

Forward-looking Statements

This press release contains certain forward-looking statements which are based upon the Company’s current expectations and are inherently uncertain, including forward-looking statements with respect to the offering and trading of shares of the Company’s Class C common stock on the NYSE. Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that may or may not be under the Company’s control, and that the Company may or may not have considered. Accordingly, no assurances can be given that the securities offering discussed above will be completed on the terms described, or at all. Completion of the securities offering on the terms described are subject to numerous conditions, including, without limitation, market conditions and other risks and uncertainties as detailed under the caption “Risk Factors” in the Company’s registration statement on Form S-11. Any such forward-looking statements speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Contact Information

Media Inquiries:
Tricia Ross, Financial Profiles, Inc.
tross@finprofiles.com
310-622-8226

Investor Inquiries:
Megan McGrath, Financial Profiles, Inc.
Mmcgrath@finprofiles.com
310-622-8248